                                                         EXHIBIT 10.11






                                CERTIFIED COPY
                                      OF
                         OEM SOURCE LICENSE AGREEMENT
                               DECEMBER 29, 1995



I have seen the original of this agreement and certify that this is a true and correct copy.
        December 29, 1995 in Cambridge, Massachusetts, Middlesex County
                      /s/ Michael E. Lee   Notary Public
                     ---------------------
                     My Commission expires:  April 6, 2001

                         OPEN ENVIRONMENT CORPORATION

                         OEM SOURCE LICENSE AGREEMENT


     Open Environment Corporation has appointed the entity named below as an Original Equipment Manufacturer on the terms and conditions set forth in the attached OEM License Agreement:

OEM:        Object Power Inc.

Territory:  Worldwide



EXHIBITS
- --------

Exhibit A:  Licensed Software and Platform

Exhibit B:  Fee Schedule

Exhibit C:  Support Agreement

Exhibit D:  Support Attachment

                         OPEN ENVIRONMENT CORPORATION

                             OEM SOURCE AGREEMENT
                             --------------------


This OEM Source License Agreement (the "Agreement") is dated as of the 29th day of December 1995 (the "Agreement Date"), and is entered by and between Open Environment Corporation, a Delaware corporation with its principal offices at 25 Travis Street, Boston, Massachusetts (the "Licensor"), and Object Power Inc., a Delaware corporation with its principal offices at 219 Vassar Street, Cambridge, Massachusetts ("OEM").

The PURPOSE of this Agreement is to establish a low end, mass market product to gain entry into a new market segment for Open Environment, provide a new entry point for Open Environment enterprise software and Object Power services, and propagate the Open Environment three-tiered client/server message and base technology through the industry. These additional products will increase market awareness of the power of three-tiered environment, specifically in the important and rapidly growing Internet market.

WHEREAS, the Licensor has developed and owns certain computer software; and

WHEREAS, OEM desires to develop, distribute and sublicense software products based on such software and the Licensor is willing to grant to OEM a non-exclusive right to develop and distribute such software products on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.   Definitions.
     -----------

     1.1 "Platform" means that operating system software listed on Exhibit A attached hereto.

     1.2 "End User" means the ultimate user of the License Product who has obtained such Licensed Product pursuant to an End User Sublicense Agreement.

     1.3 "Documentation" means the user manuals, handbooks and other written or electronic material relating to the Licensed Software delivered by the Licensor which is intended for use by End Users.

     1.4 "End User Sublicense Agreement" means a sublicense agreement granting an End User the right to use the Licensed Products internally but not to further distribute or sublicense such Licensed Products, which agreement meets the requirements of Section 2.4(a).

     1.5 "Intellectual Property" means all patent, copyright, trademark, trade secret and other industrial and intellectual property rights.

     1.6 "Licensed Products" means the Licensed Software and the Documentation relating thereto.

     1.7 "Licensed Software" means the software described in Exhibit A attached hereto in Source Code Form and Object Code Form, as well as any other software (whether or not Licensor markets such software under the indicated names or repackages or renames such software) developed by the licensor during the term of the Agreement as a substitute for the Licensed Software or which incorporates the functionality of the Licensed Software.

     1.8 "OEM Product" means software developed, owned or licensed by the OEM using, incorporating or bundled with the Licensed Software and any associated documentation.

     1.9 "Reseller" means any OEM, dealer, reseller, distributor or other entity authorized by OEM pursuant to a Reseller Sublicense Agreement, meeting the requirements of Section 2.4(b), to sublicense the use of and distribute the Licensed Products to End Users or other intermediate parties, such as dealers, in the distribution chain to End Users.

     1.10 "Licensed Programs" means those software programs (including modifications and enhancements) included in the Licensed Software which were developed and owned by the Licensor.

     1.11 "Territory" means the territory or territories set forth on the Cover Page hereto.

     1.12 "Updates" means a new revision of the Licensed Software that includes corrections and modifications.

     1.13 "Upgrades" means a new revision of the Licensed Software that includes enhancements.

     1.14 "Object Code Form" means a form of software code resulting from the translation or processing of Source Code by a computer into machine language or intermediate code, which thus is in a form that would not be convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

     1.15 "Source Code Form" means a form in which a computer program's logic is easily deduced by a human being with skill in the art, such as a printed listing of the program or a form from which a printed listing can be easily generated.

     1.16 "System Documentation" means the literature, programmer's notes and other materials that are provided by the Licensor to the OEM that specify or describe the functions, characteristics, performance, structure, sequence, organization and operation of the Licensed Software, and any updates, enhancements, extensions or revisions thereto provided by the Licensor during the term of this Agreement.

     1.17 "Derivative Work" means a work based that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which a preexisting work may be recast, transformed, or adapted. A work consisting of editorial revisions, annotations, elaboration's, or other modifications which, as a whole, represent an original work of authorship is a "Derivative Work."

2.   Licenses.

     2.1 Development License. Subject to the terms and conditions contained herein, the Licensor grants the OEM, and the OEM accepts, a perpetual, non-exclusive right license to use, copy, modify, and prepare Derivative Works of the Licensed Software in Source Code Form and Object Code Form on any and all Platforms in the Territory, for the sole purpose of incorporating the Licensed Products into or bundling the Licensed Products with OEM Products.

     2.2 Distribution License. Subject to the terms and conditions herein, the Licensor grants the OEM, and the OEM accepts, a perpetual, non-exclusive right and license in the Territory to copy and distribute the Licensed Software (in Object Code form only), incorporated into or bundled with the OEM Products, to End Users and Resellers, provided that the Licensed Software and OEM Products are distributed to End Users and Resellers pursuant to End User Sublicense Agreements or Reseller Sublicense Agreements meeting the requirements of Section
2.4 below.

     2.3 Documentation. Subject to the terms and conditions contained herein, the Licensor grants to OEM, and the OEM accepts, a perpetual, non-exclusive right and license to use, copy, distribute and prepare Derivative Works of the Documentation solely for distribution to End Users of the Licensed Software.

     2.4   Sublicense Agreement Requirements.

           (a) End User Sublicense Agreements. The Licensed Software shall be distributed to each End User under a Sublicense Agreement entered into by such End User which may be a shrinkwrap or break-the-seal agreement which shall include the material substance of the following terms and conditions:

                (1) to use the Licensed Software (in Object Code Form only) and the End User Documentation for its own internal business purposes;

                (2) not to copy the Licensed Products in whole or in part, except as permitted under applicable law, for use as licensed by the OEM, and then only with the inclusion of all copyright, proprietary and other notices; and

                (3) not to decompile, disassemble or otherwise reviser engineer the Licensed Software.

           (b) Reseller Sublicense Agreements. Each Reseller shall execute a Reseller Sublicense Agreement which shall include the material substance of the following terms and conditions pursuant to which it shall agree:

                (1) directly or indirectly to distribute the Licensed Software or Derivative Works thereof in the Territory or portion thereof in Object Code Form only, to End Users who are bound by End Users Sublicense Agreements, and to use, copy or distribute the Licensed Software, directly or indirectly, for any other purpose or for the benefit of any other person or entity; and

                (2) not to decompile, reverse engineer or otherwise inspect the functionality or derive a Source Code Form version of the Licensed Software.

           (c) U.S. Government Agencies. If the End User or Reseller is an agency of the United States government, the OEM shall grant such agency only "restricted rights" or "limited rights" (as defined in the applicable Federal Acquisition Regulations) to the Licensed Products, and the OEM shall take all actions reasonably necessary to protect the Licensor's rights and interest in the Licensed Products in accordance with such regulations and successor regulations including, but not limited to, the placement of appropriate legends on the OEM Product or Licensed Products distributed by the OEM.

     2.5   Trademarks.

           (a) Ownership. OEM acknowledges and agrees that the Licensor is the sole and exclusive owner of all right, title and interest in and to the following trademarks (the "Trademarks"): [insert trademarks] and that the Licensor is the exclusive licensing agent of the Trademarks.

     OEM recognizes the value of the Trademarks and the good will associated with the Trademarks. OEM agrees that its use of the Trademarks and any good will arising therefrom shall inure to the benefit of the Licensor. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the Trademarks to OEM, other than the grant of a license in Section 2.5(c) below; it being acknowledged and agreed that all other right, title and interest in and to the Trademarks is expressly reserved the Licensor. OEM shall keep the Trademarks free from all liens, mortgages or other encumbrances. OEM agrees that it will not attack or otherwise challenge the title, validity or any other rights of the Licensor in or to the Trademarks.

           (b) Notice. The OEM Product and/or Licensed Products that use the Trademarks shall be accompanied, where reasonably and appropriate, by a proprietary notice consisting of the following elements:

                (1) The statement "[insert trademark(s)] is a proprietary trademark(s) of Open Environment Corporation, and is licensed to Object Power, Inc.

                (2) OEM will include the "T" or "R" symbol, as instructed by the Licensor, after the first prominent use of the Trademark in the OEM Product. OEM shall have a period of 30 days in which to begin the use of "R" symbol in replacement of the "T" symbol upon receiving instruction to do so by the Licensor;

                (3) The OEM agrees to provide Licensor an example of such "splash screen", "about boxes", and other reproductions of all notices, copyrights, trademarks, and logos prior to distribution of the Licensed Software for approval the first time the OEM reproduces such items and any time the OEM substantially changes such items.

           (c) License. The Licensor hereby grants to OEM a nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use the Trademark to designate and promote the OEM Product or License Products. OEM shall have no other right to use, display or utilize the Trademarks for any other purpose or in any other manner. In acceptance the license to use the Trademarks for only any other purpose or in any other manner. In accepting the license to use the Trademarks granted herein, the OEM undertakes no obligation to use any of the trademarks, the parties acknowledging that any such use of the trademarks by the OEM shall be entirely voluntary.

           (d)  Quality Standards.

                1. Upon reasonable notice and request, the Licensor may inspect copies in Object Code form only of the OEM Product or Licensed Products, advertising and promotional materials on which the Trademarks are used so that the Licensor may monitor compliance with this Agreement.

                2. Compliance. OEM acknowledges the high standards of quality and excellence established by the Licensor with respect to products bearing the Trademarks. OEM agrees that the OEM Product and Licensed Products distributed under the Trademarks shall be of such qualify so as to maintain such high standards and to reflect well upon the Licensor and OEM agrees to adhere to the following qualify standards for use of the Trademarks by OEM:

                    A. In order to ensure that the OEM Product and Licensed Products distributed under the Trademarks complies with the consistent quality standards of the Licensor, the OEM Product and all Licensed Products distributed by or for OEM which bear a Trademark shall conform to those reasonable standards which the Licensor provides to OEM in writing. OEM shall have a period of 30 days in which to bring the OEM Product or Licensed Product into compliance with any such standard provided to it by the Licensor following the date of this Agreement.

                    B. OEM acknowledges that if the Licensed Products or the OEM Product bearing the Trademarks fail to satisfy the quality standards set forth above, the substantial good will which the Licensor has build and now possess in the Licensed Products and in the Trademarks will be impaired.

           (e) Protection and Infringement. OEM agrees to cooperate with and assist the Licensor in obtaining, maintaining, protecting, enforcing and defending the Licensor's proprietary rights in and to the Trademarks. In the event that OEM learns of any infringement, threatened infringement or passing-off of the Trademarks, or that any third party claims or alleges that the Trademarks infringe the rights of the third party or are otherwise liable to cause deception or confusion to the public,OEM shall be required to notify the Licensor giving the particulars thereof, and at the Licensor's expense, OEM shall provide necessary information and reasonable assistance to the Licensor in the event the Licensor decides that proceedings should be commenced.

           (f)  Termination.  In addition to the termination rights set forth in
     Section 7 hereof, in the event that OEM is in material breach of any provision of this Section 2.5, the Licensor may, upon 90 days written notice, terminate the license granted in Section 2.5(c) if OEM does not cure such breach or default within such 90-day period. The parties recognize that curing such breach or default may require development of a new version of the OEM Product. If this is the case, then OEM will be deemed to have cured such breach or default if, within the 90-day cure period, OEM presents to the Licensor a plan for revision of the OEM Product that will cure such breach or default, such plan is reasonably acceptable to the Licensor, and such revision is released and distributed within three months following written notice of such breach or default.

     In addition to the provisions of Section 7 hereof, upon termination of the license granted in Section 2.5(c), or upon termination of this Agreement, for whatever cause:

     OEM shall immediately cease and desist from any further use of the trademarks and any trademarks confusingly similar thereto, either directly or indirectly; all rights in the trademarks granted to OEM hereunder shall immediately revert to the Licensor in the event that this Agreement is terminated for any reason other than a material breach or material default by OEM, OEM shall have a period of 90 days thereafter to dispose of all of the unsold copies of the OEM Product or Licensed Products bearing the trademarks and advertising and promotional materials relating thereto which had been completed by it prior to such termination, provided such OEM Product and Licensed Products and material were in the process of manufacture more than 90 days before such termination.

3.   Delivery of Licensed Products.

     The Licensor shall provide the OEM with one (1) complete copy of the Licensed Software and the Documentation associated therewith on the date(s) referenced in Exhibit A.

4.   Ownership of Software.

     4.1 Licensed Products. The Licensor shall retain all right, title and interest in the Licensed Products and the Licensor shall retain all right, title and interest in all modifications and Derivative Works thereof made by the Licensor during the term of this Agreement, and OEM shall not take any action inconsistent with such title and ownership. OEM shall not have any ownership interest in any element, segment or component of the Licensed Products incorporated into the OEM Product.

     4.2 Compatibility. Licensor warrants that the next major release of its software shall be compatible with Licensed Programs.

5.   Payments.

     5.1 Source Code Fee. Upon the Agreement Date, OEM shall pay the Licensor a "Source Code Fee" as set forth in Exhibit B.

     5.2 Reports by OEM. In the event that OEM materially stops marketing and selling additional Licensor created products, OEM shall furnish to the Licensor statements accounting for the quantity of OEM Products listed below. The first quarterly report will include any months from the previous partial quarter during which the Agreement was in effect.

           (i) Total copies of Licensed Software distributed by the OEM during such quarter.

           (ii)   The identity of recipients of Licensed Products.

6.   Support.

     6.1 Support. The Licensor shall offer support services the OEM for additional payments pursuant to a separate support agreement, a form of which is attached hereto as Exhibit C (the "Support Agreement") or such other support service as the parties may find mutually agreeable. Any revisions to the Licensed Products made pursuant to an agreement for support services shall be treated for all purposes under this Agreement as Licensed Products and all intellectual property rights therein shall be retained by the Licensor.

     6.2 No Obligations to Update. If the Licensor elects to make Updates or Upgrades to the Licensed Products available to OEM, such Updates or Upgrades shall be provided solely in accordance with the Support Agreement or another mutually agreeable arrangement. Absents such an agreement, the Licensor shall have no obligation to Update or Upgrade the Licensed Products.

7.   Terms and Termination.

     7.1 This Agreement shall commence on the Agreement Date and shall continue indefinitely.

     7.2 This Agreement may be terminated, prior to the expiration of its term:

           (a) By either party in the event the other party materially breaches a provision of this Agreement and the breaching party fails to cure such breach within thirty (30) days of the receipt of notice of such breach from the non-breaching party;

           (b) By either party immediately in the event any assignment is made by the other party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any or all of the other party's property, or if the other party files a voluntary petition under federal bankruptcy laws or such petition is filed against the other party and is not dismissed within sixty (60) days.

     7.3 Effects of Termination. Upon expiration or termination of this Agreement for any reason, all rights, obligations and licenses of the parties hereunder shall cease, except as follows:

           (a) OEM's liability for any charges, payments or expenses due to the Licensor which accrued prior to the termination date shall not be extinguished by termination, and such amount (if not otherwise due on an earlier date), shall be immediately due and payable on the termination date.

           (b) Immediately after the termination on the grounds of a material breach by the OEM, the OEM shall have no further right to copy, modify, create Derivative Works of, promote, market, sell, distribute, sublicense or use the Licensed Products, standing alone or incorporated into the OEM Product; and shall deliver to the Licensor, at the OEM's expense, (1) all originals and copies of the Licensed Products, including all compilations, translations and partial copies, whether or not modified or merged into other software or documentation, in the possession or under the control of the OEM or any affiliate and (2) all materials in the possession of the OEM that display any trademark, trade name or other proprietary mark of the Licensor and (3) a list of all current and past End Users and Resellers. The OEM shall certify in writing to the Licensor within ten (10) days following termination that it has complied with this Section 7.3(b). In the event of any other termination not specified above or in the event of expiration of this Agreement, OEM shall have the right to distribute all copies of the Licensed Software in its inventory on the date of such termination or expiration provided that the OEM complies with the terms and conditions of this Agreement related to the distribution of the Licensed Software.

           (c) The termination of this Agreement or any licenses hereunder shall not affect the sublicenses granted under this Agreement by the OEM to End Users or Resellers (solely with respect to existing inventory of the Reseller) prior to termination, so long as such End Users or Resellers are not in breach of their Sublicense Agreements with the OEM and agree to owe all further obligations thereunder directly to the Licensor.

     The provisions of Sections 8 (Confidentiality), 9 (Warranty), 10 (Infringement Indemnification), 11 (Limitations on Liability), 12 (Compliance with Laws), 13 (Notices), 14 (General Provisions) and this Section 7 shall survive any termination or expiration of this Agreement according to their respective terms.

8.   Confidentiality.

     8.1 Proprietary Information. The Licensor and the OEM agree and acknowledge that in order to further the performance of this Agreement, they will be required to disclose to each other certain confidential information which will be identified as such in writing ("Confidential Information"). The Licensed Software in Source Code Form and System Documentation shall be regarded as Confidential Information of the Licensor whether or not it is identified in writing as "Confidential."

     8.2 Protection of Property Information. The receiving party agrees to protect the confidentiality of the disclosing party's Confidential Information with at least the same degree of care that it utilizes with respect of its own similar proprietary information, including without limitation agreeing:

           (a) not to disclose or otherwise permit any other person or entity access to, in any manner, the Confidential Information, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to an employee of the receiving party (or in the case of OEM, a Reseller) requiring access to the Confidential Information in the course of his or her employment in connection with this Agreement or Reseller Sublicense Agreement and who has signed an agreement obligating the employee and reseller to maintain the confidentiality of the confidential information of third parties in the receiving party's possession:

           (b) to notify the disclosing party promptly and in writing of the circumstances surrounding any suspected possession, use or knowledge of the Confidential Information or any part thereof at any location or by any person or entity other than those authorized by this Agreement; and

           (c) not to use the Confidential Information for any purpose other than as explicitly set forth herein.

     8.3 Exceptions. Nothing in this Section 8 shall restrict the receiving party with respect to information or data, whether or not identical or similar to that contained in the Confidential Information, if such information or data:
(a) was rightly possessed by the receiving party before it was received from the disclosing party; (b) is independently developed by the receiving party without reference to the disclosing party's information or data; (c) is subsequently furnished to the receiving party by a third party not under any obligation of confidentiality with respect to such information or data, and without restrictions on use or disclosure; or (d) is or becomes public or available to the general public otherwise than through any act or default of the receiving party.

     8.4 Injunctive Relief. Because the unauthorized use, transfer or dissemination of any Confidential Information provided by the Licensor to OEM may diminish substantially the value of such materials and may irreparably harm the Licensor, if the OEM breaches the provisions of this Section 8, the Licensor shall, without limiting its other rights or remedies, be entitled to equitable relief, including but not limited to injunctive relief.

9.   Disclaimer of Warranty.

     LIMITATION OF WARRANTY, EXCEPT FOR THE LICENSOR'S STANDARD WARRANTY TERMS AS THEY EXIST ON THE DATE HEREOF, A COPY OF WHICH HAS BEEN DELIVERED TO OEM, THE LICENSED PRODUCTS ARE BEING PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND THE LICENSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE LICENSED PRODUCTS INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

10.  Infringement Indemnification.

     10.1 Except as provided below, the Licensor shall defend and indemnify OEM from and against any damages, liabilities, cost sand expenses (including reasonable attorneys' fees) arising out of any claim that the Licensed Software infringes a valid patent or copyright in the Territory or misappropriates a trade secret of a third party, provided that (i) OEM shall have promptly provided the Licensor written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) the Licensor shall have sole control and authority with respect to the defense, settlement, or compromise thereof. Should any Licensed Software become or, in the Licensor's opinion, be likely to become the subject of an injunction preventing its use as contemplated herein, the Licensor may, at its option,

           (1) procure for the OEM the right to continue using such Licensed Software.

           (2) replace or modify such Licensed Software so that it becomes non-infringing, or, if (1) and (2) are not reasonably available to the Licensor, then (3) terminate OEM's license to the allegedly infringing Licensed Software and refund to OEM the amount which OEM has paid to the Licensor for such Licensed Software.

     10.2 The Licensor shall have not liability or obligation to OEM hereunder with respect to any patent, copyright or trade secret infringement or claim thereof based upon (i) use of the Licensed Products by OEM in combination with devices or products other than the Platform, if such use not in such combination would be noninfringing, (ii) use of the Licensed Products in an application or environment for which such Licensed Products were not designed or contemplated,
(iii) modifications, alterations or enhancements of the Licensed Products not created by or for the Licensor, or (iv) any claim of infringement of a patent, copyright or trade secret in which OEM or any affiliate of OEM has an interest. OEM shall indemnify and hold the Licensor harmless from all costs, damages and expenses (including reasonably attorneys' fees) arising from any claim enumerated in clauses (i) through (iv) above.

     10.3 The foregoing states the entire liability of the Licensor with respect to infringement of patent, copyrights and trade secrets by the Licensed Products or any part thereof or by their operation.

11.  Limitations on Liability.

     11.1 THE LICENSOR'S LIABILITY FOR DAMAGES TO OEM FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, SHALL NOT EXCEED THE AGGREGATE LICENSEE FEES, NOT INCLUDING SUPPORT FEES, PAID BY OEM FOR THE LICENSES PRODUCTS UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF DATA, PROFITS OR USE OF THE PRODUCTS, OR FOR ANY SPECIAL

INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSED PRODUCTS.

     11.2 IN NO EVENT WILL THE LICENSOR BE LIABLE TO END USERS, RESELLERS OR OTHER THIRD PARTIES FOR ANY DAMAGES WHATSOEVER.

     11.3 OEM will immediately inform the Licensor as soon as OEM becomes aware of any threatened or actual liability claim by a third party relating to the Licensed Products.

12.  Compliance with Laws.

     12.1 Export. OEM shall not export, directly or indirectly, Licensed Products, or other information or material provided by the Licensor hereunder, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be the OEM's responsibility to comply with the latest United States export regulations, and the OEM shall defend and indemnify the Licensor from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Licensed Products or other information or materials provided by the Licensor hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

     12.2 Compliance with Laws of Other Jurisdictions. The OEM shall comply with all laws, legislation, rules, regulations, governmental requirements and industry standards with respect to the Licensed Products, and the performance by the OEM of its obligations hereunder, existing in any jurisdiction in which the OEM, directly or indirectly, distributes the Licensed Products. In the event that this Agreement is required to be registered with any governmental authority, the OEM shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

13.  Notices.

     Any notice or communication from one party to the other shall be in writing and either personally delivered to sent via facsimile or certified mail, postage prepaid and return receipt requested addressed, to such other party at the address specified below or such other address as either party may from time to time designate in writing to the other party.

     If to the Licensor:      Open Environment Corporation
                              25 Travis Street
                              Boston, MA 02132
                              Attn:  James J. Driscoll

     with a copy to:          John A. Burgess, Esq.
                              Hale and Dorr

                              60 State Street
                              Boston, MA 02109

     If to the OEM:           Eric Sockol, CFO
                              Object Power, Inc.
                              219 Vassar Street
                              Cambridge, MA 02139

     with a copy to:          William Kelly, Esq.
                              Peabody & Arnold
                              50 Rowes Wharf
                              Boston, MA 02110

     No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address shown herein. All notices shall be in English and shall be effective upon receipt.

14.  General Provisions.

     14.1 Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provisions, the affected party's performance shall be excused and the time form performance shall be extended for the period of delay or inability to perform due to such occurrence.

     14.2 Publicity. Neither party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the parties without the prior written approval of the other party, except as otherwise required by law.

     14.3 Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall be construed as a waiver or any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

     14.4 No Agency; Independent Contractors. Nothing contained in this Agreement shall be deemed to imply or constitute either party as the agent or representative of the other party, or both parties as joint ventures or partners of any purpose.

     14.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its choice of law provisions.

     14.6 Entire Agreement; Amendment. This Agreement and the Exhibits and Cover Page attached hereto constitute this entire agreement between the parties with regard to the subject matter hereof. All other Agreements between the parties shall still be in effect. No waiver, consent, modification or change of terms of this Agreement shall bind either party unless in writing signed by both parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific instance and for the specific purpose given.

     14.7 Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

     14.8 Costs, Expenses and Attorneys' Fees. If either party commences any action or proceeding against the other party to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the actual costs, expenses and reasonable attorneys' fees (including all related costs and expenses), incurred by such prevailing party in connection with such action or proceeding and in connection with obtaining and enforcing any judgment or order thereby obtained.

     14.9 Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned, in whole or in part by OEM, except to a (i) to an affiliate of the OEM, or (ii) successor or the whole of OEM's business, without prior written consent of the Licensor whose consent shall not be unreasonably withheld. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successor, executors, heirs, representatives, administrators and assigns of the parties hereto. In the event of any dispute between the two parties both parties shall have the right to quite enjoyment of the products or services detailed within the Agreement until the dispute is completely resolved. This provision specifically provides OPI the right to continue conducting its business during any dispute with OEM.

     14.10 Best Deal Clause. Licensor warrants that it shall not enter into an agreement with another company, under similar terms and conditions stated within this Agreement, except as a price equal to this Agreement as defined in Exhibit B.

     IN WITNESS WHEREOF, the parties, as of the Agreement Date, have caused this Agreement to be executed by their duly authorized representatives.


                                    OPEN ENVIRONMENT CORPORATION


                                    By:  /s/ James J. Driscoll
                                       ----------------------------------

                                            V.P. Finance/CFO 12/29/95
                                          -------------------------------
                                          Title:

                                    OBJECT POWER INC.


                                    By:  /s/ Eric D. Sockol
                                       ----------------------------------
                                         Eric D. Sockol

                                            CFO
                                          ------------------------------
                                          Title:

                                                                       EXHIBIT A
                                                                       ---------


                        LICENSED SOFTWARE AND PLATFORM


     This Exhibit A is incorporated in its entirety as part of this OEM Agreement between the Licensor and OEM.

Licensed Software:

     Source code of:     Entera TCP RPC library
                         Entera RPC Broker
                         Entera Security and Security Runtime
                         AppMinder 1.0

     Platform(s):  All currently available platforms of the above, including, but not specifically limited to: Sun Solaris, Hewlett Packard HP/UX, IMB AIX, IBM OS/2, Microsoft Windows NT, Microsoft Windows 3.1, Digital's Digital UNIX

     Delivery Date:  December 29th, 1995

                                                                       EXHIBIT B
                                                                       ---------


                 PURCHASE COMMITMENT AND LICENSE FEE SCHEDULE


     This Exhibit B is incorporated in its entirety as part of the OEM License Agreement between the Licensor and OEM.

     Source Code Fee:  $2,200,000 Payment Terms:  Payment is due March 15th,
1996

                SUMMARY OF AGREED TO TERMS FOR APPENDIX C AND D
                     OF THE AGREEMENT BETWEEN OPI AND OEC
                        (SUPPORT/MAINTENANCE AGREEMENT)


     Agreement should cover both Product Ungrades. Updates and enhancements as well as technical support.

FEE

- - First year free
- - $50K second year
- - Capped at CPI or 10% whichever is less

MAINTENANCE

- - Any support as per OEC standard support Agreement will be extended to OPI as well as the following:

- - The development tools must be compatible to our version of the source up to and including the release of the next Major Release of the software and subsequent Minor Releases.

- - Failing the development tools being compatible, OEC must provide us the new source code required to maintain at least equivalent functionality.

- - We will be provided source for any new platforms generally made available and supported by OEC.

- - "Clause to protect against change of names, re-packaging, substitutions"

- - New versions of documentation

SUPPORT

- - Three levels

     A)   Standard
     B)   Critical
     C)   Production Down

- -  Response time:  Situation and action plan back in 2 hours of call
- -  Resolution time for solution (patch or work around) which satisfies OPI

     A)   Standard          - 1 week

     B)   Critical         - 48 hours
     C)   Production Down  - one resource dedicated full time until resolved

- - Escalation:   If above timeframes not met for resolutions:

  - after first hour Director at OPI can call Director Level support at OEC
  - after second hour V.P. at OPI can call V.P. level support or Director level within development at OEC
  - after third hour V.P. at OPI can call President at OEC

- - If solution not found for 30 days after normal Resolution time, then OEC will pay OPI $5,000 per day for every day the solution is not provided, beginning on the 31st day up to a maximum of total maintenance paid by OPI to OEC to date from the beginning of the contract.

SOURCE CODE CONSULTATION
- ------------------------

- - Up to 3 incidents can resolved by direct consultation with OEC developers per month.